UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LEPERCQ CORPORATE INCOME FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	033-04215	13-3779859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 29, 2017, Lexington Realty Trust, which we refer to as the Trust, and Lepercq Corporate Income Fund L.P., which we refer to as LCIF, entered into the First Amendment to Credit Agreement and Agreement Regarding Revolving Loan Commitment and Term Loan Increases, which we refer to as the Credit Agreement Amendment, among the Trust and LCIF, as borrowers, each of the lenders party thereto, and KeyBank National Association as agent. The Credit Agreement Amendment, among other things, (a) increases the amount of certain Revolving Lenders’ Revolving Loan Commitments (each as defined in the Credit Agreement, dated as of September 1, 2015, which we refer to as the Credit Agreement) under the Credit Agreement by an aggregate of $105 million for an aggregate Revolving Loan Commitment of $505 million; (b) obligates the Term Loan Lenders party thereto to make additional Term Loans (as defined in the Credit Agreement) to the Trust and LCIF on such date in the aggregate amount of $95 million, consisting of a $50 million increase in the 2020 Term Loan (as defined in the Credit Agreement), for an aggregate 2020 Term Loan of $300 million, and a $45 million increase in the 2021 Term Loan (as defined in the Credit Agreement), for an aggregate 2021 Term Loan of $300 million; (c) incorporates customary bail-in provisions in accordance with applicable law; (d) modifies and adds certain defined terms in the Credit Agreement; and (e) increases the maximum amount of incremental facilities that the Trust and LCIF may incur after such date so with lender approval, the Trust and LCIF can increase the size of the Revolving Loan Commitments, the 2020 Term Loan and the 2021 Term Loan by an amount, when taken together, shall not exceed $2.01 billion. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which we refer to as this Current Report.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2017, the Trust and LCIF entered into the Credit Agreement Amendment described in Item 1.01 of this Current Report. The material terms and conditions pertaining to the Credit Agreement Amendment are set forth in Item 1.01 of this Current Report and to the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

On October 2, 2017, the Trust issued a press release announcing a portfolio acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure”, including Exhibit 99.1, shall not be deemed to be “filed” for the for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1
First Amendment to Credit Agreement and Agreement Regarding Revolving Loan Commitment and Term Loan Increases, dated as of September 29, 2017, among Lexington Realty Trust and Lepercq Corporate Income Fund L.P., as borrowers, KeyBank National Association, as agent, and each of the lenders signatory thereto.

99.1	Press Release issued October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 2, 2017	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Lepercq Corporate Income Fund L.P.
By: Lex GP-1 Trust, its general partner

Date: October 2, 2017	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President

Exhibit Index

10.1    First Amendment to Credit Agreement and Agreement Regarding Revolving Loan Commitment and Term Loan Increases, dated as of September 29, 2017, among Lexington Realty Trust and Lepercq Corporate Income Fund L.P., as borrowers, KeyBank National Association, as agent, and each of the lenders signatory thereto.

99.1    Press Release issued October 2, 2017